Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Vice President, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended December 31, 2009

Newton, MA (February 18, 2010):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2009.

Results for the quarter ended December 31, 2009:

Funds from operations, or FFO, for the quarter ended December 31, 2009 was $52.4 million, or $0.41 per share. This compares to FFO for the quarter ended December 31, 2008 of $48.9 million, or $0.43 per share.

Net income was $32.1 million, or $0.25 per share, for the quarter ended December 31, 2009, compared to net income of $32.4 million, or $0.28 per share, for the quarter ended December 31, 2008.  Net income for the quarter ended December 31, 2009 includes an impairment of assets charge of $4.3 million, or $0.03 per share, related to three properties and a gain of $397,000, or less than $0.01 per share, relating to the sale of two skilled nursing facilities.  Net income for the quarter ended December 31, 2008 includes an impairment of assets charge of $5.4 million, or $0.05 per share, related to three properties.

The weighted average number of common shares outstanding totaled 127.4 million and 114.5 million for the quarters ended December 31, 2009 and 2008, respectively.

Results for the year ended December 31, 2009:

FFO for the year ended December 31, 2009, was $206.8 million, or $1.70 per share. This compares to FFO for the year ended December 31, 2008 of $175.5 million, or $1.67 per share.

Net income for the year ended December 31, 2009 was $109.7 million, or $0.90 per share, compared to net income of $106.5 million, or $1.01 per share, for the year ended December 31, 2008.  Net income for the year ended December 31, 2009 includes an impairment of assets charge of $15.5 million, or $0.13 per share, related to 11 properties and a gain of $397,000, or less than $0.01 per share, relating to the sale of two skilled nursing facilities.  Net income for the year ended December 31, 2008 includes an impairment of assets charge of $8.4 million, or $0.08 per share, related to four properties and a gain of $266,000, or less than $0.01 per share, relating to the sale of three assisted living properties.

The weighted average number of common shares outstanding totaled 121.9 million and 105.2 million for the years ended December 31, 2009 and 2008, respectively.

A reconciliation of income before gain on sale of properties determined according to U.S. generally accepted accounting principles, or GAAP, to FFO appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Activities for the 2009 Year:

In February and September 2009, we issued 5.9 million and 6.9 million common shares in public offerings, raising net proceeds of approximately $96.7 million and $127.2 million, respectively.  We used the net proceeds from these offerings to repay borrowings outstanding on our revolving credit facility, to fund the acquisitions of senior living properties and medical office, clinic and biotech laboratory buildings, or MOBs, acquired during 2009 and for general business purposes.

In August 2009, we closed a $512.9 million mortgage financing with the Federal National Mortgage Association (NYSE: FNM). This 10 year loan is secured by first liens on 28 senior living properties leased to Five Star Quality Care, Inc. (NYSE Amex: FVE), or Five Star, with 5,618 living units located in 16 states. We used the proceeds from this mortgage financing to repay amounts outstanding under our revolving credit facility, to purchase seven MOBs we had previously agreed to buy from HRPT Properties Trust (NYSE: HRP) and to acquire 10 MOBs and one senior living property from two unaffiliated parties as described below.

In connection with the FNM transaction, we realigned our four leases with Five Star.  Lease No. 1 now covers 89 properties, including independent living communities, assisted living communities and skilled nursing facilities, and expires in 2024.  Lease No. 2 now covers 49 properties, including independent living communities, assisted living communities, skilled nursing facilities and two rehabilitation hospitals, and expires in 2026.  Lease No. 3 now covers the 28 FNM financed properties, including independent living communities and assisted living communities, and expires in 2028.  Lease No. 4 now covers 26 properties, including independent living communities, assisted living communities and skilled nursing facilities, and expires in 2017.

In September 2009, we acquired 10 MOBs with a total of 643,000 square feet for approximately $169.0 million, excluding closing costs, from an unaffiliated party.  These buildings are currently 100% leased to Aurora Health Care Inc., one of the largest not for profit hospital and health care providers in Wisconsin, for a lease term of 15 years plus renewal options.  We funded this acquisition using cash on hand and proceeds from our September equity offering and FNM mortgage financing.

During the fourth quarter 2009, we acquired 11 senior living properties with a total of 870 units for approximately $116.8 million, excluding closing costs, from three unaffiliated parties.  We leased these properties to Five Star for initial rent of $10.3 million per year.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2011.  We funded these acquisitions using cash on hand, the remaining proceeds from our September equity offering and borrowings under our revolving credit facility.

Also during the fourth quarter 2009, we sold two skilled nursing facilities to two unaffiliated parties for $1.9 million. These two properties had been leased to Five Star.

In January 2010, we agreed to acquire, from an unaffiliated party, a MOB with 14,695 rentable square feet for approximately $4.5 million, excluding closing costs.  We expect to fund this acquisition using cash on hand, borrowings under our revolving credit facility and assuming the existing mortgage loan on the property.  The purchase of this property is contingent upon completion of our diligence and other customary closing conditions. We can provide no assurance that we will purchase this property.

In December 2009, SNH became a component of the S&P 400 MidCap Index and in June 2009, SNH became a component of the Russell 1000 Index.

Conference Call:

On Thursday, February 18, 2010, at 5:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the fourth quarter and year ended December 31, 2009.  The conference call telephone number is 866-454-4209. Participants calling from outside the United States and Canada should dial 913-312-1378. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 8:00 p.m. Eastern Time, Thursday, February 25, 2010. To hear the replay, dial 719-457-0820. The replay pass code is 7786746.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call. The recording and retransmission in any way of SNH’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2009 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com. SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owns 298 properties located in 35 states and Washington, D.C.  SNH is headquartered in Newton, MA.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Rental income	$86,992	$72,619	$296,777	$233,210
Interest and other income	253	302	1,003	2,327
Total revenues	87,245	72,921	297,780	235,537
Expenses:
Property operating expenses	3,987	1,668	14,273	2,792
Interest	18,972	11,219	56,404	40,154
Depreciation	21,870	17,596	78,583	60,831
Acquisition costs (1)	1,416	—	3,327	—
General and administrative	5,010	4,631	20,345	17,136
Impairment of assets (2)	4,281	5,439	15,530	8,379
Total expenses	55,536	40,553	188,462	129,292

Income before gain on sale of properties	31,709	32,368	109,318	106,245
Gain on sale of properties (3)	397	—	397	266
Net income	$32,106	$32,368	$109,715	$106,511

Weighted average shares outstanding	127,378	114,533	121,863	105,153
Per share data:
Income before gain on sale of properties	$0.25	$0.28	$0.90	$1.01
Net income	$0.25	$0.28	$0.90	$1.01

Balance Sheet:

	At December 31, 2009	At December 31, 2008
Assets
Real estate properties	$3,317,983	$2,807,256
Less accumulated depreciation	454,317	381,339
	2,863,666	2,425,917
Cash and cash equivalents	10,494	5,990
Restricted cash	4,222	4,344
Deferred financing fees, net	14,882	5,068
Acquired real estate leases, net	42,769	30,546
Other assets	51,893	25,009
Total assets	$2,987,926	$2,496,874

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$60,000	$257,000
Senior unsecured notes, net of discount	322,160	322,017
Secured debt and capital leases	660,059	151,416
Total debt	1,042,219	730,433
Acquired real estate lease obligations, net	9,687	7,974
Other liabilities	35,370	27,109
Total liabilities	1,087,276	765,516
Shareholders’ equity	1,900,650	1,731,358
Total liabilities and shareholders’ equity	$2,987,926	$2,496,874

(1)   Commencing January 1, 2009, acquisition costs are expensed under The Business Combinations Topic of The FASB Accounting Standards CodificationTM, or the Codification.

(2)   During the quarters ended December 31, 2009 and 2008, we recognized an impairment of assets charge of $4.3 million related to three properties and $5.4 million related to three properties, respectively. During the years ended December 31, 2009 and 2008, we recognized an impairment of assets charge of $15.5 million related to 11 properties and $8.4 million related to four properties, respectively.

(3)   In 2009, we sold two skilled nursing facilities for $1.9 million and recognized a gain on sale of $397,000.  In 2008, we sold three assisted living communities for $21.4 million and recognized a gain on sale of $266,000.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Income before gain on sale of properties	$31,709	$32,368	$109,318	$106,245
Add: Depreciation expense	21,870	17,596	78,583	60,831
Acquisition costs (2)	1,416	—	3,327	—
Impairment of assets (3)	4,281	5,439	15,530	8,379
Less: Deferred percentage rent (4)	(6,900)	(6,550)	—	—
FFO	$52,376	$48,853	$206,758	$175,455

Weighted average shares outstanding	127,378	114,533	121,863	105,153

FFO per share	$0.41	$0.43	$1.70	$1.67
Distributions declared	$0.36	$0.35	$1.43	$1.40

(1)   We compute FFO as shown above.  Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts because we include deferred percentage rent, if any, exclude impairment of assets, if any, and exclude acquisition costs, if any. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition costs and gain or loss on sale of properties, FFO can facilitate a comparison of operating performances by a REIT over time and among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, other REITs may not calculate FFO the same way as we do.

(2)   Commencing January 1, 2009, acquisition costs are expensed under The Business Combinations Topic of the Codification.

(3)   During the quarters ended December 31, 2009 and 2008, we recognized an impairment of assets charge of $4.3 million related to three properties and $5.4 million related to three properties, respectively. During the years ended December 31, 2009 and 2008, we recognized an impairment of assets charge of $15.5 million related to 11 properties and $8.4 million related to four properties, respectively.

(4)   Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO PURCHASE ONE MOB FROM AN UNAFFILIATED PARTY.  OUR OBLIGATIONS TO COMPLETE THIS CURRENTLY PENDING ACQUISITION ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE ACQUISITIONS.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, WE MAY NOT ACQUIRE THIS PROPERTY.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, OR THE ANNUAL REPORT, AND OUR TO BE FILED ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

FOR MORE INFORMATION REGARDING SNH’S RELATIONSHIPS AND DEALINGS WITH REIT MANAGEMENT AND RESEARCH LLC, HRP AND FIVE STAR AND THEIR OFFICERS, DIRECTORS OR TRUSTEES AND AFFILIATES AND ABOUT THE RISKS WHICH MAY ARISE AS A RESULT OF THESE RELATED PERSON TRANSACTIONS, PLEASE SEE THE ANNUAL REPORT, SNH’S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2009, JUNE 30, 2009 AND SEPTEMBER 30, 2009 (THE “QUARTERLY REPORTS”) AND ITS OTHER FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION; AND IN PARTICULAR THE SECTION CAPTIONED “RISK FACTORS” IN THE ANNUAL REPORT, THE SECTIONS CAPTIONED “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — RELATED PERSON TRANSACTIONS” IN THE ANNUAL REPORT AND THE QUARTERLY REPORTS AND THE SECTION CAPTIONED “RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS” IN SNH’S PROXY STATEMENT DATED MARCH 30, 2009 RELATED TO ITS 2009 ANNUAL SHAREHOLDERS MEETING.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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